                          SUBSIDIARIES OF REGISTRANT

                             Kelly Services, Inc.

                                                        State/Jurisdiction
                     Subsidiary                          of Incorporation           Business Name
----------------------------------------------------    ------------------  ------------------------------

Kelly Services (Canada), Ltd.                           Canada              Kelly Temporary Services

Kelly Properties, Inc.                                  Michigan            Kelly Properties

Kelly Services (Ireland), Ltd.                          Delaware            Kelly Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Services (UK), Ltd.                               United Kingdom      Kelly Temporary Services
  (a subsidiary of Kelly Properties, Inc.)

Kelly Assisted Living Services, Inc.                    Delaware            Kelly Assisted Living Services

Kelly Services (Australia), Ltd.                        Delaware            Kelly Temporary Services

Kelly Services (New Zealand), Ltd.                      Delaware            Kelly Temporary Services

Kelly Professional Services (France), Inc.              Delaware            Kelly Professional Services

Kelly Services of Denmark, Inc.                         Delaware            Kelly Services (Danmark)

Kelly Services (Nederland), B.V.                        The Netherlands     Kelly Uitzendburo

Kelly Services Norge A.S.                               Norway              Kelly Bemmanings/oslinger
  (a subsidiary of Kelly Services (Nederland), B.V.)

Kelly de Mexico, S.A. de C.V.                           Mexico              Kelly Temporary Services

KSI Acquisition Corporation                             California          Kelly Staff Leasing

Kelly Services (Suisse) Holding S.A.                    Switzerland         Kelly Services Suisse

Kelly Services France S.A.                              France              Kelly Services France

Kelly Services Interim, S.A.                            France              Kelly Services Interim
  (a subsidiary of Kelly Services France S.A.)

Competences RH SARL                                     France              Kelly Formation
  (a subsidiary of Kelly Services France S.A.)

Kelly Services Luxembourg S.A.R.L.                      Luxembourg          Kelly Services

Kelly Services Italia Srl                               Italy               Kelly Services
  (a subsidiary of Kelly Services, Inc. and
  Kelly Properties, Inc.)

Kelly Services (Societa di fornitura di lavaro          Italy               Kelly Services Italia SpA
  temporaneo) SpA
  (a subsidiary of Kelly Services, Inc. and
  Kelly Properties, Inc.)

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                                       2



                    SUBSIDIARIES OF REGISTRANT (continued)

                             Kelly Services, Inc.

                                                    State/Jurisdiction
                   Subsidiary                       of Incorporation            Business Name
------------------------------------------------    ------------------  --------------------------------------
Kelly Services Iberia Holding Company, S.L.         Spain               Kelly Services E.T.T.

Kelly Services Empleo Empresa de Trabajo            Spain               Kelly Services E.T.T.
     Temporal, S.L.
     (a subsidiary of Kelly Services Iberia
     Holding Company, S.L.)

Kelly Services Seleccion y Formacion, S.L.          Spain               Kelly Services E.T.T.
    (a subsidiary of Kelly Services Iberia
     Holding Company, S.L.)

Kelly Services CIS, Inc.                            Delaware            Kelly Services

ooo Kelly Services                                  Russia              Kelly Services
    (a subsidiary of Daylesford Investments
     Limited, a Cyprus Holding Company)

Kelly Services Deutschland GmbH                     Germany             Kelly Services

Kelly Services Consulting GmbH                      Germany             Kelly Services
    (a subsidiary of Kelly Services
     Deutschland GmbH)

Kelly Services Interim (Belgium) S.A., N.V.         Belgium             Kelly Services Interim
    (a subsidiary of Kelly Services, Inc. and
     Kelly Properties, Inc.)

Kelly Services Select (Belgium) S.A., N.V.          Belgium             Kelly Services Select
    (a subsidiary of Kelly Services, Inc. and
     Kelly Properties, Inc.)

Kelly Services Sverige A.B.                         Sweden              Help Personal A.B.

LabStaff Pty. Ltd.                                  Australia           LabStaff
    (a subsidiary of Kelly Services (Australia),
    Ltd.)

Interim Job S.A.R.L.                                Luxembourg          Interim Job
    (a subsidiary of Kelly Services
     Luxembourg S.A.R.L.)

Kellament Properties, Inc.                          Delaware            ProStaff

Kelly Services Holding (Singapore) Pte. Ltd.        Singapore           Kelly Services Holding (Singapore)

Business Trends Pte. Ltd.                           Singapore           Business Trends
    (a subsidiary of Kelly Services Holding
    (Singapore) Pte. Ltd.)

                             Kelly Services, Inc.

                                              State/Jurisdiction
                 Subsidiary                   of Incorporation        Business Name
------------------------------------------    -----------------  -------------------------
BTI Consultants Pte. Ltd.                     Singapore          BTI Consultants
  (a subsidiary of Kelly Services Holding
  (Singapore) Pte. Ltd.)

Agensi Pekerjaan Business Trends Sdn. Bhd.    Malaysia           Business Trends

Agensi Pekerjaan BTI Consultants Sdn. Bhd.    Malaysia           BTI Consultants

Kelly Receivables Services, LLC               Delaware           Kelly Receivables Services